Exhibit (d)(ii)(h)
AMENDMENT NO. 8
TO THE SUB-ADVISORY AGREEMENT BETWEEN
HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC.
 AND HENDERSON INVESTMENT MANAGEMENT LIMITED
AMENDMENT NO. 8 (this “Amendment”), dated as of December 5, 2016, to the Sub-Advisory Agreement, dated August 31, 2001, as amended (the “Sub-Advisory Agreement”), between HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC., a Delaware corporation (hereinafter referred to as the “Adviser”) and HENDERSON INVESTMENT MANAGEMENT LIMITED, a limited liability company in England and Wales (hereinafter referred to as the “Sub-Adviser”), shall be effective as of the date first written above.  This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.  Capitalized terms used but not defined herein shall have the same meanings given them in the Sub-Advisory Agreement.
W I T N E S S E T H:
WHEREAS, each of the Adviser and the Sub-Adviser is registered with the U.S. Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended, and is engaged in the business of rendering investment advice; and
WHEREAS, the Sub-Adviser has been retained by the Adviser to provide investment advisory services to each of Henderson All Asset Fund, Henderson Dividend & Income Builder Fund, Henderson Emerging Markets Fund, Henderson European Focus Fund, Henderson Global Equity Income Fund, Henderson Global Technology Fund, Henderson International Opportunities Fund, Henderson International Long/Short Equity Fund and Henderson Strategic Income Fund, each a series of the Trust (collectively, the “Existing Portfolios”), pursuant to the Sub-Advisory Agreement; and
WHEREAS, the Board of Trustees of the Trust (the “Board”), at a meeting held on June 15, 2016, and called for the purpose of considering the renewal of the Sub-Advisory Agreement for an additional one year term, approved the Sub-Advisory Agreement and its continuance until August 31, 2017, with respect to each of the Existing Portfolios, in the manner required by the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Board, at a meeting held on December 5, 2016 (the “December 2016 Meeting”), and called for the purpose of considering the approval of the Sub-Advisory Agreement with respect to Henderson International Small Cap Fund, a new series of the Trust (the “New Portfolio”), pursuant to this Amendment, approved the Sub-Advisory Agreement with respect to the New Portfolio for an initial term of two years, in the manner required by the 1940 Act; and
WHEREAS, the initial shareholder of the New Portfolio has approved the Sub-Advisory Agreement with respect to the New Portfolio, and the Sub-Adviser is willing to furnish such services upon the terms and conditions set forth in the Sub-Advisory Agreement, as amended herein; and
WHEREAS, the parties wish to amend the Sub-Advisory Agreement to add the New Portfolio as a Portfolio covered by the Sub-Advisory Agreement pursuant to Paragraph 1 of the Sub-Advisory Agreement, and the Board has approved such amendment at the December 2016 Meeting;
NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound thereby, the parties agree as follows:
A. Schedule A of the Sub-Advisory Agreement is amended and restated in its entirety as provided in Schedule A attached hereto.
B. Solely for purposes of this Amendment and with respect to the New Portfolio only, the first sentence of the first paragraph of Paragraph 3 of the Sub-Advisory Agreement is amended and restated in its entirety as follows:
3. Term; Termination. This Agreement shall remain in full force for an initial term until August 31, 2018, with respect to the Henderson International Small Cap Fund, unless sooner terminated as hereinafter provided.
C. This Amendment does not in any way limit the ability to add additional Portfolios to the Sub-Advisory Agreement pursuant to the provisions of Paragraph 1 or to amend Schedule A thereto pursuant to the provisions of Paragraph 11 of the Sub-Advisory Agreement.
D. If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Sub-Advisory Agreement shall not be affected thereby.  Except to the extent governed by federal law, including the 1940 Act, this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without applying the principles of conflicts of law thereunder.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their duly authorized officers as of the day and year first above written.
HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC. By: /s/ James G. O’Brien Name: James G. O’Brien Title: Managing Director and President
HENDERSON INVESTMENT MANAGEMENT LIMITED By: /s/ James G. O’Brien Name: James G. O’Brien Title: Director

SCHEDULE A
Henderson All Asset Fund:
0.35% of all assets under management

Henderson Dividend & Income Builder Fund:
0.35% of all assets under management

Henderson Emerging Markets Fund:
0.35% of all assets under management

Henderson European Focus Fund:
0.35% of all assets under management

Henderson Global Equity Income Fund:
0.35% of all assets under management

Henderson Strategic Income Fund:
0.35% of all assets under management

Henderson Global Technology Fund:
0.35% of all assets under management

Henderson International Opportunities Fund:
0.35% of all assets under management

Henderson Unconstrained Bond Fund:
0.35% of all assets under management

Henderson International Long/Short Equity Fund:
0.35% of all assets under management

Henderson International Select Equity Fund:
0.35% of all assets under management

Henderson International Small Cap Fund:
0.35% of all assets under management

Schedule A - Page 1
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